THE MATTERHORN GROWTH FUND, INC.

                                 CODE OF ETHICS

Preamble

     The Fund adopts the following general fiduciary principles and intends that its Code of Ethics shall be consistent with these principles:

          I. With respect to personal transactions in securities, there is a duty at all times to place the interests of Fund shareholders first. All personnel must scrupulously avoid serving their own personal interests ahead of the interests of Fund shareholders.

          II. All personal transactions in securities shall be conducted in such a manner as to be consistent with this Code of Ethics and so as to avoid any actual or potential conflict of interest or abuse of an individual's position with the Fund. Any such position with the Fund shall be deemed to be a position of trust and responsibility.

          III. No personnel shall take inappropriate advantage of his/her position with the Fund.

1.   DEFINITIONS

     (a)  "Fund" means The Matterhorn Growth Fund, Inc.

     (b) "Adviser" means Matterhorn Asset Management Corporation, or such other entity who has been most recently approved pursuant to the provisions of Section 15 of the Investment Company Act of 1940 as the investment adviser to the Fund.

     (c) "Principal Underwriter" means Bainbridge Securities, Inc. such other entity who has been most recently approved pursuant to the provisions of Section 15 of the Investment Company Act of 1940 as the principal underwriter of Fund shares.

     (d) "Access Person" means any director, officer or Advisory Person of the Fund, the Adviser or the Principal Underwriter.

     (e) "Advisory Person" means any employee of the Fund or of any company in an advisory relationship to the Fund, or any other individual designated as an "Advisory Person" by the Fund's Board of Directors, who, in connection with such employee's regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales and any natural person in a control relationship to the Fund of the
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          Adviser who obtains information with regard to the purchase or sale of a security by the Fund.

     (f)  A security is "being considered for purchase or sale" when:

          (i) With respect to the person responsible for making investment decisions for the Fund, such person takes affirmative steps to obtain specific information regarding such security with the intent of making an investment decision for the Fund on such security; and

          (ii) With respect to other Access Persons:

               (A) When a recommendation or decision to purchase or sell such Security has been communicated, directly or indirectly, to any such Access Person; or

               (B) When any such Access Person knows that the person who makes investment decisions for the Fund is taking affirmative steps to obtain specific information on such security; or

               (C) When any such Access Person knows, or in light of the surrounding facts and circumstances reasonably should know, that the person who makes investment decisions for the Fund intends to make an investment decision on such Security.

     (g) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and interpreted in accordance with Rule 16a-1(a)(2) thereunder and the other rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Access Person has or acquires.

     (h) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940.

     (i) "Disinterested Director" means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

     (j) "Investment Personnel" means any employee of the Fund or of a company in a control relationship with the Fund who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund, or who controls the Fund and obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.
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     (k)  "Purchase or Sale of Security" includes, inter alia, the writing of an option to purchase or sell a Security.

     (l) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

2.   EXEMPT TRANSACTIONS

     The prohibitions of Section 3 and the reporting requirements of Section 5 of this Code shall not apply to:

     (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or Control.

     (b) Purchases or sales of Securities which are not eligible for purchase or sale by the Fund, as may be determined by reference to the investment objectives, policies and restrictions of the Fund, and such other policies as may be adopted by the Fund, all as set forth in the Fund's then current Registration Statement on Form N-1A, as amended from time to time, and by reference to the provisions of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

     (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

     (d)  Purchases which are part of an automatic dividend reinvestment plan.

     (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (f) Purchases or sales which receive the prior approval of a majority of those Directors of the Fund having no pecuniary interest in the purchase or sale transaction after full disclosure to the Directors of all material facts concerning the transaction, and after such Directors determine that the transaction is only remotely potentially harmful to the Fund because such purchases or sales would be unlikely to affect the market in such Security, or because such purchases or sales clearly are not related economically to the Securities to be purchased, sold or held by the Fund.
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3.   PROHIBITED PURCHASES AND SALES FOR ALL ACCESS PERSONS

     (a) For the lesser of one business day or three calendar days after acquiring such actual knowledge, no Access Person shall purchase or sell, directly or indirectly, any security in which such Access Person has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership, if such Access Person has actual knowledge that, at the time of such purchase or sale, the security either:

          (i)  is being considered for purchase or sale by the Fund; or

          (ii) is being purchased or sold by the Fund; provided, however, that the waiting periods prescribed in this paragraph (a) shall not be applicable once the Fund has disposed of its entire position in the Security in question.

     (b) The receipt of any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of the investment company.

     (c) No Access Person shall, in connection with the direct or indirect purchase or sale by such Access Person of a Security held or to be acquired by the Fund:

          (i)  employ any device, scheme or artifice to defraud the Fund;

          (ii) make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (iii)engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

          (iv) engage in any manipulative practice with respect to the Fund.


     (d) Investment Personnel must obtain approval from the Fund before directly or indirectly acquiring beneficial ownership in any securities in (1) an offering of securities registered under the Securities Act of 1933, where the issuer immediately before the registration was not subject to the reporting requirements of Sections 13 or 15 (d) of the Securities Exchange Act of 1934, or (2) an offering exempt from registration under the Securities Act, pursuant to Section 4(2) or 4(6) thereunder, or pursuant to Rule 504, 505 or 506 thereunder.

4.   PROHIBITED TRANSACTIONS AND ASSOCIATIONS FOR ADVISORY PERSONS

     Advisory Persons are prohibited form engaging in the following types of transactions:

     (a) Initial public offerings of securities, including securities which otherwise may be permissible for purchase in "Exempt Transactions", as specified in Section 2.
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     (b)  Private  placements  of  any  security,   including  securities  which
          otherwise may be permissible for purchase in "Exempt Transactions", as specified in Section 2, except upon the prior approval of at least two Disinterested Directors of the Fund.

     (c) Serving as a director, trustee or in a similar capacity with or for any publicly traded company.


     (d) No Advisory Person shall engage in any securities transaction for any account in which such Advisory Person has a direct or indirect beneficial ownership, other than for the Fund or purchases or redemptions of Fund shares, unless (i) [as to Advisory Persons other than the Compliance Officer of the Fund] permission for engaging in such transaction has first been obtained from the Compliance Officer of the Fund, or (ii) in the case of the Compliance Officer of the Fund permission for engaging in such transaction has first been sought from the President of the Fund and either such permission has been granted or at least 24 hours have elapsed from the time of submission of the request to the President, and the President has not denied such permission.

5.   DISCOURAGED TRANSACTIONS FOR ADVISORY PERSONS

     Short-term trading, which shall be defined as the purchase and sale of the same or equivalent securities within the same 60-day period, except for securities which may be permissible for purchase and sale in "Exempt Transactions", as specified in Section 2.

6.   REPORTING

     (a) Subject to (b), below, every Access Person shall report to the Fund the information described in Section 6(c) of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

     (b) No Disinterested Director of the Fund shall be required to make any report pursuant to this section, except where the Disinterested Director knew, or in the ordinary course of fulfilling his official duties as a director of the Fund, should have known that at the time of such transaction such security was being purchased or sold by the Fund or was being considered for purchase or sale by the Fund, then the director must make a quarterly transaction report pursuant to this Code of Ethics.
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     (c)  Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          (i) The date of the transaction, the title and number of shares, and the principal amount of each security involved;

          (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (iii) The price at which the transaction was effected;

          (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

          (v) The name of any broker, dealer or bank with whom the Access Person established an account in which any securities were held during the previous quarter for the direct or indirect benefit of the Access Person, and the date the account was established.

     (d) No later than ten days after a person becomes an Access Person, such person shall provide (1) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership as of the date the person became an Access Person, (2) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person, and (3) the date the report is submitted by the Access Person.

     (e) No later than 30 days after the end of the calendar year, each Access Person shall provide (1) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership as of the end of the calendar year, (2) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held as of the end of the calendar year for the direct or indirect benefit of the Access Person, and (3) the date the account was established.

     (f) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

     (g) Prior to each meeting of the Fund's Board of Directors which next follows the filing of the reports, the compliance officer of the Fund shall review each of the reports filed for the preceding fiscal quarter to ascertain (i) that all reports required to be filed were filed, and (ii) whether each transaction reflected in each report was made in compliance with the Code of Ethics. Prior to each such meeting of the Fund's Board of Directors, the Compliance Officer shall report to the President of the Fund as to (1) whether all reports required to be filed for that period have been filed, (2) whether any material violation of any provision of the Fund's Code of Ethics took place and actions taken in reponse thereto, and (3) any other matter deemed appropriate by the Compliance Officer for report. A copy of the Compliance Officer's report shall be furnished to each member of the Fund's Board of Directors at the next succeeding meeting.

     (h) With respect to those Access Persons of the Fund who also are officers of the Fund's Administrator, the provisions of this section may be satisfied by their compliance with the reporting provisions of the Administrator's Code of Ethics.

7.   COMPLIANCE PROCEDURES

     In order to assure compliance with this Code of Ethics, the following shall also be required of all Advisory Persons and/or Access Persons:

     (a) Upon commencement of employment, all Advisory Persons shall direct the broker or dealer who executes transaction for any account in which such Advisory Person has a direct or indirect beneficial ownership to furnish a copy of all confirmations of transactions for such accounts directly to the compliance officer of the Fund, in the case of confirmations for a brokerage account maintained by or on behalf of the compliance officer of the Fund. In the event any such broker/dealer consistently fails to transmit copies of such confirmations of transactions to the designated person at the Fund on a timely basis, the Fund may require, as a condition of continued employment with the Fund, that such Advisory Person close all accounts maintained by or on behalf of such Advisory Person with such broker/dealer.

     (b) Each Access Person shall certify annually that (i) he/she has read and understands this Code of Ethics, and recognizes that he is subject to the provisions and requirements of this Code of Ethics, (ii) that he/she has complied with this Code of Ethics, and (iii) that he/she has disclosed or reported all securities transactions required to be disclosed or reported.

     (c) The Compliance Officer of the Fund shall notify all Access persons of their reporting obligations under this Code of Ethics.

     (d) The Fund shall maintain in an easily accessible place, the following with respect to the last five years: (i) a copy of this Code of Ethics (and any such code in effect at any time in the past five years), (ii) a record of any violation of this Code of Ethics and any action taken as a result, (iii) a copy of each report made by an Access Person under this Code, (iv) a record of all persons who are or were required to make reports under this Code of Ethics, (v) any certification or report provided to the board of directors of the Fund pursuant to this

          Code of Ethics, and (vi) any record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Securities under Section 4(b) hereunder.

8.   REPORTS AND RECORDS

     The Compliance Officer of the Fund no less than annually shall prepare and submit to the Fund's Board of Directors a report which, at a minimum (i) summarizes the procedures under this Code of Ethics and any changes made during the preceding period, (ii) identifies any violations during the preceding period, (iii) identifies any recommended changes based upon experience, industry practice or other developments, and (iv) certifies that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

9.   SANCTIONS

     Upon discovering a violation of this Code, the Board of Directors of the Fund may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure, or suspension or termination of the employment of the violator. Upon discovering any violation of any prohibition (i.e., initial public offerings) or of any restriction (private placements or blackout periods), the Board of Directors may require disgorgement of any profits realized by the violator, with such disgorged profits to go to such charitable organization as may be designated by the Board of Directors.

Dated: Yardley, Pennsylvania
       March 7, 1997
       (Revised September 12, 2000)